EXHIBIT 10.49

                                FORMARITIMA LTD.


                                     - and -



                               PRIDE-FORAMER S.A.


                      -------------------------------------

                     AMETHYST 7 TECHNICAL SERVICES AGREEMENT

                      ------------------------------------

THIS AGREEMENT is made the 5th day of November 1998,

BETWEEN:

1. FORMARITIMA LTD., a company incorporated in the the British Virgin Islands having its principal office at Arias Fabrega & Fabrega Trust Co. BVI Limited, P.O. Box 985, Wickham's Cay, Road Town, Tortola, British Virgin Islands, (hereafter referred to as "Formaritima"), being represented by Mr. German Efromovich, duly entitled.

2. PRIDE-FORAMER S.A., a company incorporated in France with its registered office at 16 bis, rue Grange Dame Rose 78143 Velizy-Villacoublay (hereafter referred to as "Foramer"), being represented by Mr. Gerard Godde, duly entitled.

      FORMARITIMA and PRIDE-FORAMER are hereinafter referred to collectively as "PARTIES" and individually as "PARTY".

WHEREAS:

A. Formaritima is a 50/50 joint venture company set up by Foramer of France and Maritima Petroleo e Engenharia Ltda of Brazil (hereinafter referred to as "Maritima") for the provision of services to operate drilling and workover rigs.

B. Maritima has been awarded a charter contract (hereinafter referred to as the "Charter") by Petroleo Brasileiro S.A. (hereinafter referred to as "PETROBRAS") eachfor the provision of a dynamically positioned semi-submersible drilling or workover rig (hereinafter referred to as a "RIG") pursuant to an invitation to bid. The obligations and rights under the Charter have been or will be assigned to Petrodrill Seven Limited (hereinafter referred to as an "OWNER").

C. The Owner has entered into a management agreement (hereinafter the "Management Agreement") with Formaritima for the management of the Rigs and the provision of certain technical services in order to assist the Owners to perform their obligations pursuant to the Charter.

NOW, THEREFORE in consideration of the mutual covenants and obligations hereafter set forth, it is hereby agreed between the Parties as follows:

1.    DEFINITIONS

      Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Amethyst Financial Company Ltd.s Shareholders Agreement of even date herewith among Drillpetro Inc., Westville Management Corporation and Techdrill Inc.

2.    OBJECT

       The Object of the Agreement is the supply by Foramer to Formaritima of services such as, but not limited to, the services specified in Clause 4 of this Agreement.

3.     TERM

3.1    The term of the Agreement shall be the same as the Management Agreement.
       However:

3.1.1 This Agreement shall be terminated with respect to the Rig in the event of the actual or constructive or compromised or arranged total loss or requisition for title of the Rig on the date four months after such total loss occurs or is agreed with Lenders (as the case may be, or such other date as may be agreed).

3.1.2 The Agreement may by terminated by Formaritima at any time, upon a notice period of seven (7) days, if Formaritima is not satisfied for sound
       reasons with Foramer   s performance, having given Foramer notice of its
       deficiencies and the opportunity to correct these within a period of 15 days. In such case, no payment shall become due by Formaritima to Foramer for unperformed services.

3.1.3 It is agreed by the Parties that the effective performance of the Agreement shall include, without limitation, sea trials and mobilization of the Rig to Brazil prior to the commencement of the Charter, the assistance to demobilize upon termination of the Charter and the resolution of any outstanding unresolved contractual issues at the end of the Charter.

3.2    NOT USED

4.     SCOPE OF SERVICES PROVIDED BY FORAMER

       The scope of services (the "Technical Services") to be provided by Foramer for each Rig is set out in Appendix 1.

5.     COMPENSATION/REMUNERATION

5.1 All services are to be provided by Foramer to Formaritima on an open book, "at cost" basis, duly justified by direct reference to industry standards. Formaritima will pay Foramer for the Technical Services the rates stipulated in Appendix 4 herein.

5.2 Formaritima will pay Foramer a management fee amounting to US$1,250 per day for the Rig, commencing at the start of pre-delivery sea trials and ending on the last day of drilling or workover operations under each Charter or upon demobilization of the Rig thereunder, whichever is later, or upon any prior termination of the Agreement.

5.3 Foramer will be responsible for the provision of budgets associated with the Technical Services. The first operating budget concerning costs associated with sea trials and mobilization will be presented by Foramer to Formaritima six months in advance of the anticipated date of arrival of the Rig at Macae, Brazil or such other place as which may be notified by Petrobras. The Parties will meet on a quarterly basis and Foramer will present to Formaritima the provisional monthly budgets.

       Formaritima will review the budget and, if in agreement, will approve the budget. The approval of said budget for each quarterly period will be given by Formaritima prior to 31st December, 31st March, 30th June and 30th September of each year, respectively, provided always that the said budget is presented by Foramer to Formaritima prior to the 30th of November, 28th of February, 31st of May and 31st of August, respectively.

5.4 In the case of a disputed invoice, Formaritima will advise Foramer of the item under dispute specifying the complaint within fifteen (15) days of receipt of such invoice but will pay the undisputed part. The disputed item will be paid as may be mutually agreed.

5.5    Payments shall be made to a bank account nominated on each invoice.

6.     TAXES

       Any taxes or charges applied by local authorities in France to Foramer shall be for Foramer's account.

7.     LIABILITIES

7.1    COMPLIANCE WITH LAW AND REGULATION

       Foramer undertakes that in performance of its obligations under this Agreement it will comply with all applicable laws and regulations in Brazil and France of any Governmental Authority.

7.2    LIABILITIES BETWEEN THE PARTIES

7.2.1 Foramer shall hold harmless and indemnify Formaritima from and against all claims, costs expenses or liabilities arising from or connected with the performance of this Agreement in respect of:

       (i) death of or personal injury to any of the personnel of the Foramer Group;

       (ii) loss of or damage to the property of the Foramer Group; and

       (ii) any consequential or economic loss or damage suffered by the Foramer Group;

       howsoever arising and irrespective of negligence or other breach of legal duty by the Formaritima Group.

7.2.2 Formaritima shall hold harmless and indemnify Foramer from and against all claims, costs, expenses or liabilities arising from or connected with the performance of this Agreement in respect of:

       (i) death of or personal injury to any of personnel of the Formaritima Group;

       (ii)  loss of or damage to the property of the Formaritima Group; and

       (iii) any consequential or economic loss or damage suffered by the Formaritima Group;

       howsoever arising and irrespective of negligence or other breach of legal duty by the Foramer Group.

7.2.3 For the purposes of this Clause 7.2, the Formaritima Group means Formaritima, its associated companies, its other sub-contractors and suppliers, the Owner, Petrobras, and the officers, employees and agents of any of them.

7.2.4 For the purposes of this Clause 7.2 the Foramer Group means Foramer, its associated companies, its sub-contractors and suppliers and the officers, employees and agents of any of them.

7.2.5 For the express purposes of Clause 7 of this Agreement only, Formaritima contracts on its own behalf and expressly as agent on behalf of and as trustee for the benefit of all persons who are or may be from time to time within the Formaritima Group (as defined in Clause 7.2.3) and all such persons shall to this extent be deemed to be parties to this Agreement.

7.2.6 For the express purposes of Clause 7 of this Agreement only, Foramer contracts on its own behalf and expressly as agent on behalf of and as trustee for the benefit of all persons who are or may be from time to time within the Foramer Group (as defined in Clause 7.2.4) and all such persons shall to this extent be deemed to be parties to this Agreement.

7.3    INDEMNITY FOR OPERATIONS

       Save as is provided in Article 7.2. above, Formaritima shall indemnify and hold harmless and shall procure that Owners shall indemnify and hold harmless Foramer from and against all actions, proceedings, claims, demands or liabilities whatsoever that may be brought by any other person against, or incurred by Foramer in relation to or in connection with its performance of this Agreement with has arisen from the gross negligence or willful misconduct of Foramer, in which event the liability of Foramer shall be limited to the aggregate of the management fee received by Foramer in the preceding 12 months for the Rig.

8.     CONFIDENTIAL INFORMATION

       All information related to this Agreement, regardless of whether such information concerns Formaritima, its clients, its associated companies, or its contractors, shall be treated as confidential and shall not be divulged by Foramer to any third party without the prior written consent of Formaritima. The hereabove obligations shall survive termination of the Agreement and shall remain in force for so long as the information covered by confidentiality has not otherwise become public knowledge.

9.     EMPLOYMENT OF PERSONNEL

       No Foramer personnel shall be deemed to be employees, either temporary or permanent of Formaritima and shall at all times be deemed employed by Foramer.

       Foramer shall have the sole responsibility for the preparation of payroll and the payment of Foramer personnel, wages, compensation, remittance, allowance, insurance and indemnities of whatever kind and in complying with all applicable labour and local taxation regulations.

       In particular and depending of the regulation for employing the French personnel or any of Foramer personnel, extra charge may be imposed when changing of zone of operations or lay off charges may have to be paid when changing of zone of operations or when a Charter terminates. Foramer shall be liable for and agrees to protect, defend and hold Formaritima harmless from and against any loss suit or claim of any kind whatsoever which may arise as a consequence of or related to the payment of these charges.

10.   INSURANCE

10.1  FORAMERS INSURANCES

      Foramer undertakes that it will take out all insurance policies to cover its liabilities as set forth in Article 7 of this Agreement and as required of Owners under the terms of the Charters, such insurances shall include but not be limited to the following:

(a)   Workmen's Compensation insurance and Employer   s Liability insurance for
      damage suffered by its personnel in amounts not less than those required by applicable laws in France.

(b) Comprehensive general liability insurance for its responsibility to third parties in amount not less than those required for any one occurrence by the Charters.

(c) All insurance policies as required to cover its equipment and/or materials and those belonging to any service companies and for which Foramer is responsible.

10.2  NOT USED



10.3  GENERAL PROVISIONS

      For all insurance policies taken out:

      (a) Foramer shall comply with the insurance regulations in force in Brazil and France.

      (b) Formaritima shall bear the costs of the premiums, deductibles, fees and expenses relative to all policies effected pursuant to the provisions of this Agreement.

      (c) Each Party shall procure that the other Party shall be named as co-assured to the extent permitted so as to give effect to the provisions of Article 7 of this Agreement.

      (d) All of the insurance policies taken out shall state the underwriter's waiver of subrogation to give effect to the provisions of Clause 7 of this Agreement.

      (e) Foramer shall, on request by Formaritima, furnish copies of the insurance policies it is bound to take out pursuant to Clause 10 of this Agreement.

11.    AUDIT

       Foramer shall keep and cause its contractor(s) and subcontractor(s) to keep the books, payrolls, receipt, vouchers, financial records, personnel records and any document related to the work thereunder and required for administration purposes for the term of the Agreement and for a limited period of two (2) years after termination hereof. Formaritima, through its duly authorized representatives, shall have free access with 15 days notice with no restriction, to such information, whenever required by Formaritima, and it shall also have the right, at any time subject to previous notification to Foramer, to perform the audits it deems necessary of the aforementioned books, payrolls, receipts, vouchers, records and files in general.

       Formaritima reserves the right to audit Foramer's activities as deemed necessary and/or appropriate by Formaritima, in order to check the contents and compliance with the terms herein.

       Notwithstanding the foregoing, in no event shall Formaritimas right of audit be construed as a release or waiver of any of Foramers obligations under the Agreement.

12.    MISCELLANEOUS

12.1.1 Each party to this Agreement shall be relieved from complying with any term of this Agreement to the extent that, and only so long as, such compliance is prevented or delayed by force majeure, which is defined as civil or labour disturbances, riots, strikes (other than a strike limited to the employees of either Party), wars (declared or undeclared), military actions, insurrections, rebellion, acts of any governmental or military agency under actual or assumed authority, action of elements, floods, storm or other acts of God or any cause beyond the control of either Party, whether or not similar to the matters herein specifically enumerated and provided that the event shall not have been caused by the action or negligence of that Party and/or the Parties affected shall do its, or their, utmost to remedy the above circumstances.

12.1.2 Any Party claiming force majeure shall promptly notify the other Party, with the evidence of the occurrence of such event.

12.1.3 If either Party hereto is prevented from or delayed in performing all or any of its obligations thereunder as a direct result of force majeure, such non performance shall not be considered as a breach of this Agreement and that Party shall be relieved from such obligation which shall suspend payment by the other Party for the duration of such force majeure.

12.1.4 Notwithstanding the foregoing to the extent that the event claimed as force majeure impacts upon or would impact upon the performance of any Charter, such event must be recognized as a force majeure event in terms of the relevantCharter before it can qualify as a force majeure event hereunder.

12.2  BANKRUPTCY OR ABANDONMENT OF OPERATIONS

      Should Foramer become insolvent or enter into any arrangement with or for the benefit of its creditors or become unable or refuse or neglect to
      perform its obligations hereunder or if Foramer   s equipment is seized or
      taken in execution, Formaritima may, by notice in writing to Foramer, terminate this Agreement without thereby affecting in other respects the obligations or liabilities of Foramer.

12.3  ASSIGNMENT OF AGREEMENT

      Neither Party may assign the Agreement, either wholly or in part, except with the prior written authorization of the other Party, which authorization may not be unreasonably withheld.

13.   NOTICE

      All notices, invoices and other communications required pursuant to this Agreement shall be in writing and deemed to have been sufficiently given or made if delivered by hand or send by fax to the addressee at the address set out below;

            in the case of Formaritima to:            with a copy to:

            FORMARITIMA LTD.                          PRIDE INTERNATIONAL, INC.
            Arias Fabrega & Fabrega                   c/o John O   Leary
                 Trust Co. BVI Limited,               5847 San Felipe
            P. O. Box 985                             Suite 3300
            Wickham   s Cay, Road Town                  Houston, TX 77057-3011
            Tortola, British Virgin Island            Tel: (713)789-1400
            Tel: (284)494-4977                        Fax: (713)784-3702
            Fax: (284)494-4980

            in the case of Foramer to:

            PRIDE-FORAMER S.A
            16 bis, rue Grange Dame Rose - B.P. 100
            78143 Velizy-Villacoublay, France
            Tel: 011 33 1 30 70 58 58
            Fax: 011 33 1 39 46 39 25

          or to such other address as the relevant Party may from time to time notify to the other.

14.       GOVERNING LAW AND ARBITRATION

14.1 This Agreement shall be governed by and construed in all respects in accordance with the laws of England.

14.2 Any dispute or difference arising in connection with this Agreement, shall if possible, be settled by mutual amicable agreement.

14.3 If any dispute should arise in connection with the interpretation and fulfilment of this Agreement the same shall be decided by arbitration in the city of London and shall be referred to a single arbitrator (an Arbitrator) to be appointed by the Parties hereto. If the Parties cannot agree upon the appointment of the single a Arbitrator the dispute shall be settled by three Arbitrators, each Party appointing one Arbitrator, the third being appointed by the Chairman for the time being of the London Maritime Arbitrators Association.

14.4 If either of the appointed Arbitrators refuses or is incapable of acting, the Party who appointed him shall appoint a new Arbitrator in his place.

14.5 If one of the Parties fails to appoint an Arbitrator, either originally or by way of substitution, for two weeks after the other Party having appointed his Arbitrator has sent the Party making default notice by mail or facsimile to make the appointment, the Party appointing the third Arbitrator shall, after application from the Party having appointed his Arbitrator, also appoint an Arbitrator on behalf of the Party making default.

14.6 The award rendered by the Arbitration Court shall be final and binding upon the Parties and may, if necessary, be enforced by the Court or other competent authority in the same manner as a judgment in the Court of Justice.

14.7 Performance under this Agreement shall, if reasonably possible, continue during the Arbitration proceedings.

IN WITNESS WHEREOF this Agreement has been executed by or on behalf of the Parties hereto the day and year first above written.

Signed in two duplicate originals in

SIGNED by /s/ Illegible
                                         )
for and on behalf of                     )
FORMARITIMA LTD.                         )
in the presence of:/S/ FRIDA A. MARTINEZ
                                         )

SIGNED by /s/ Illegible
                                         )
for and on behalf of                     )
PRIDE-FORAMER S.A.                       )
in the presence of:/S/ FRIDA A. MARTINEZ
                                         )

                                   APPENDIX 1

                      SCOPE OF SERVICES PROVIDED BY FORAMER

1. Contractor shall supply the PERSONNEL to perform the services specified in Appendix 2.

    The PERSONNEL shall perform the services required hereunder on the Rig or such other place needed under the Charter in accordance with the Work Schedule as set out in Appendix 3.

    Foramer shall carry out the assistance according to its own methods in so far as they shall comply with the terms of the Charter, without prejudice to
    Foramer   s right to inspect, supervise and give instruction.

2. All services shall be provided with personnel of a standard approved by Formaritima, Foramer shall remove and replace within the shortest possible time any member of the PERSONNEL, after having been requested to do so by Formaritima if, in the opinion of Formaritima, such member is negligent, incompetent or unable to work or is working and/or behaving in an unacceptable manner at the work-site. Consecutive replacement extra cost will be for Foramer's account.

    Foramer will furnish other services to Formaritima such as but not limited to:

(a) Support in provision of non-local insurance and settling of non-local insurance disputes.

(b) International freight forwarding.

(c) Marketing advice and services.

(d) International procurement services.

(e) Head office technical assistance and support in France to the operation of the Rig.

(f) Provision of monthly budgets on a semi-annual basis. Reconciliation of actual US/FF monthly costs against monthly budgets proposed in a format required by Formaritima General Manager.

                                   APPENDIX 2

                             POSITIONS OF PERSONNEL

ONSHORE:    Manager

            Rig Manager

OFFSHORE    Site Manager

            Toolpusher

            Nightpusher

            Driller

            Asst. Driller

            Chief Engineer

            Chief Electrician

            Asst. Chief Electrician

            Chief Mechanic

            BOP Engineer

            Electronician

            Bosun

            Materials Man

                                   ___________

                                   APPENDIX 3

                           WORK SCHEDULE OF PERSONNEL

ONSHORE:    10 months work / 2 months leave or

            5 months work / 1 month leave

Offshore:   4 weeks on / 4 weeks off.

            12 hour shifts.

                                   APPENDIX 4

              PRICE OF PERSONNEL SUPPLIED BY FORAMER TO FORMARITIMA



ONSHORE                                               US$/DAY



General Manager                                       650.00
Rig Manager                                           536.00

OFFSHORE                                              US$/DAY ONLY

Site Manager                                          756.00

Tool Pusher                                           678.00

Night Pusher                                          539.00

Driller                                               409.00

Assistant Driller                                     361.00

Chief Engineer                                        688.00

Chief Mechanic                                        518.00

Chief Electrician                                     514.00

BOP Engineer                                          518.00

Electronic Technician                                 620.00

Hydraulic Technician                                  375.00

Materials Man                                         432.00

Bosun                                                 452.00

Captain                                               600.00

DP Operator                                           462.00

Prices include salaries all overhead and allowances, French social charges, medical cares, training, travel allowances.

Prices are exclusive of travel and accommodation related costs between the point of origin and rig-site.

Prices are exclusive of any taxes in Brazil.

Prices are of an indicative nature only based on rates at 01/01/98 and shall be revised annually based on actual market costs of personnel.